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                                                                   Exhibit 10.24

EXCERPT FROM ROUNDY'S, INC. BOARD OF DIRECTORS RESOLUTION ADOPTED DECEMBER 10, 1980 RELATING TO POST-RETIREMENT HEALTH CARE BENEFITS FOR CERTAIN OFFICERS, INCLUDING MESSRS. LESTINA AND RANUS

     Effective January 1, 1981, when an Officer who is also a Director retires at or after age 55, Roundy's will continue to provide him at its cost and expense, with the family plan of V.I.P. medical and surgical insurance, or its equivalent, which it then provides for its officers, until the retiree is 65 years of age. At age 65, and for the rest of his life, the coverage provided will be the basic group hospitalization contract which supplements Medicare.

     When the retired Officer/Director dies, or a current employed Officer/Director dies, the surviving spouse will be insured under Roundy's then basic family Blue Cross plan or equivalent until her death or her re-marriage, whichever first occurs, at Roundy's cost and expense.

     All benefits under this policy are to coordinated with any other private, employee or Medicare insurance plans of the retiree or spouse.